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                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)



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[ ] Preliminary Proxy Statement           [ ] Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
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[ ] Soliciting Material Pursuant to Rule 14a-12

                 WISCONSIN CENTRAL TRANSPORTATION CORPORATION
               (Name of Registrant as Specified in its Charter)

          WISCONSIN CENTRAL SHAREHOLDERS COMMITTEE TO MAXIMIZE VALUE
                  (Name of Person(s) Filing Proxy Statement)

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 (3) Per unit price or underlying value of transaction computed pursuant to
 Exchange Act Rule 0-11:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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                                 PRESS RELEASE
          Wisconsin Central Shareholders Committee to Maximize Value


For Immediate Release                       Contact:  Edward A. Burkhardt
Dated November 27, 2000                         Telephone:  773-714-8669


                WISCONSIN CENTRAL "DEAD LAST" IN CARLOAD GROWTH

          CHICAGO, Illinois, November 27, 2000: Edward A. Burkhardt, Chairman of the Wisconsin Central Shareholders Committee to Maximize Value, wrote Wisconsin Central Transportation Corporation (NASDAQ: WCLX) shareholders on Friday highlighting the incumbent board's failure to grow traffic. Mr. Burkhardt pointed out that Wisconsin Central was "dead last" in growth in carloads handled year to date compared with the same period of 1999 among the eight railroads compared in a report issued Monday, November 20, by Jim Valentine, rail analyst for Morgan Stanley Dean Witter.

          Mr. Burkhardt also cited a continuous downgrading of WCLX by stock analysts this year as earnings failed to meet expectations and the company issued numerous profit warnings.

          The Committee was formed to reverse the current poor performance and to maximize shareholder value by selling off minority shareholdings in poorly performing overseas railways and to foster a strategic sale of WCLX's domestic rail operations. It is currently conducting a consent solicitation of shareholders to replace the incumbent board with nominees of the Committee who will implement of the Committee's program.

          A copy of Mr. Burkhardt's letter is attached.

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           CERTAIN INFORMATION CONCERNING THE COMMITTEE'S PROPOSALS

          Information regarding the Committee's proposals is included in a definitive consent statement filed with the Securities and Exchange Commission on November 13, 2000. The Committee has mailed copies of the consent statement, together with consent cards, to Wisconsin Central shareholders. Wisconsin Central shareholders are urged to read the consent statement carefully as it contains important information. The definitive consent statement is available without charge at the SEC's Internet web site at www.sec.gov. In addition, the Committee will provide copies of its definitive consent statement without charge upon request. Requests for copies should be directed to the Committee's information agent, Innisfree M&A Incorporated, at its toll-free number: 1-888-750-5834.